Exhibit 10.4
MIDCAP BUSINESS CREDIT LLC

REVOLVING NOTE

$7,000,000.00	March _____, 2015

For value received, the undersigned (hereinafter collectively referred to as the "Borrower"), hereby promise, jointly and severally, to pay to the order of MidCap Business Credit LLC (the "Lender"), at its offices in West Hartford, Connecticut, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Million ($7,000,000.00) Dollars, or, if less, the aggregate unpaid principal amount of all loans made by the Lender to the Borrower under the Loan Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Loan and Security Agreement (All Assets) of even date herewith (the "Loan Agreement") by and between the Lender and the Borrower.  The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement.  This Note may be prepaid only in accordance with the Loan Agreement.

This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof.  This Note is the "Note" referred to in the Loan Agreement.

This Note is secured, among other things, pursuant to the Loan Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

All rights and obligations hereunder shall be governed by the laws of the State of Connecticut and this Note shall be deemed to be under seal.

Witnessed By:	VERTEX ENERGY, INC.
VERTEX ENERGY OPERATING, LLC
VERTEX ACQUISITION SUB, LLC
VERTEX REFINING LA, LLC
VERTEX II GP, LLC
VERTEX MERGER SUB, LLC

/s/ Chris Carlson	By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart, President and Chief
Executive Officer of Each of the Above

CEDAR MARINE TERMINALS, LP
CROSSROAD CARRIERS, L.P.
H & H OIL, L. P.
VERTEX RECOVERY, L.P.
	By:	VERTEX II GP, LLC,
Sole General Partner of Each of the Above

/s/ Chris Carlson	By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer